UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

            On February 10, 2009, Dov Charney, Chairman of the Board of Directors, Chief Executive Officer and President of American Apparel, Inc., loaned American Apparel (USA), LLC, a subsidiary of American Apparel, Inc., $4,000,000 in exchange for a promissory note (the “Promissory Note”). The Promissory Note matures in January 2013 and provides for interest at an annual rate of 6%, payable in kind. The Promissory Note contains customary events of default under which the Promissory Note may be accelerated, and the principal amount and accrued interest on the Promissory Note may be prepaid, in whole or in part, at any time by American Apparel (USA), LLC without penalty.

The foregoing description is qualified in its entirety by reference to the Promissory Note, which is filed hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

           The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Note, dated February 10, 2009, between American Apparel (USA), LLC, a California limited liability company, as maker, and Dov Charney, as payee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: February 13, 2009	By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note, dated February 10, 2009, between American Apparel (USA), LLC, a California limited liability company, as maker, and Dov Charney, as payee.